                                                                      Exhibit 11
                                                                      ----------
                                                                     Page 1 of 2


                                                ADVO, Inc.

                                  COMPUTATION OF PRIMARY PER SHARE EARNINGS
                                    (In thousands, except per share data)

                                       Nine months ended       Three months ended
                                     ---------------------------------------------
                                     June 25,      June 26,     June 25,  June 26,
                                       1994          1993         1994      1993
                                    --------      ---------     --------  --------
EARNINGS APPLICABLE TO COMMON STOCK

Net income                           $18,593      $16,998       $8,906    $8,362
                                     -------      -------       ------  --------

     Net income applicable
       to common stock               $18,593      $16,998       $8,906    $8,362
                                     =======      =======       ======  ========

AVERAGE COMMON AND COMMON EQUIVALENT
SHARES (A)


Average common shares outstanding     21,240       20,198       20,721    21,905
Assumed conversion or exercise of:
  Warrants                             2,236        2,317        2,238     2,321
  Stock Options                          586        1,122          235     1,119
  Series A Preferred Stock                 -        1,639            -         -
  Restricted Stock                        51          139           40       110

                                     -------      -------       ------    ------
Weighted average common
  equivalent shares                   24,113       25,415       23,234    25,455
                                     =======      =======       ======    ======

EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE                   $   .77      $   .67       $  .38    $  .33
                                     =======      =======       ======    ======


(A) The three and nine month periods ended June 26, 1993 have been restated for 2,115,956 common shares issued in connection with the merger of ADVO, Inc. and Marketing Force, Inc. on August 19, 1993 accounted for as a pooling of interests. The shares are being treated as if issued as of the beginning of each period presented.

                                                                      Exhibit 11
                                                                      ----------
                                                                     Page 2 of 2


                                  ADVO, Inc.

                COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
                     (In thousands, except per share data)

                                     Nine months ended      Three months ended
                                    -------------------    --------------------
                                    June 25,   June 26,    June 25,    June 26,
                                      1994       1993        1994        1993
                                    --------   --------    --------    --------

EARNINGS APPLICABLE TO FULLY
  DILUTED SHARES

Net income                          $18,593   $16,998      $ 8,906     $8,362


                                    -------   -------      -------    -------
    Net income applicable
      to common stock               $18,593   $16,998      $ 8,906    $ 8,362
                                    =======   =======      =======    =======



FULLY DILUTED SHARES (A)


Average common shares outstanding    21,240    20,198       20,721     21,905
Assumed conversion or exercise of:
  Warrants                            2,236     2,322        2,238      2,322
  Stock Options                         586     1,129          235      1,121
  Series A Preferred Stock                -     1,639            -          -
  Restricted Stock                       49       175           35        118
                                    -------   -------      -------    -------
Fully diluted shares                 24,111    25,463       23,229     25,466
                                    =======   =======      =======    =======

EARNINGS PER SHARE ASSUMING
 FULL DILUTION                      $   .77   $   .67      $   .38    $   .33
                                    =======   =======      =======    =======




(A) The three and nine month periods ended June 26, 1993 have been restated for 2,115,956 common shares issued in connection with the merger of ADVO, Inc. and Marketing Force, Inc. on August 19, 1993 accounted for as a pooling of interests. The shares are being treated as if issued as of the beginning of each period presented.


                                    - 15 -